UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2014, Albany Molecular Research, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing senior secured credit agreement, dated as of October 24, 2014 (the “Credit Agreement”), with Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, and the lenders parties thereto. The Amendment increases the available commitment under the existing three-year revolving credit facility under the Credit Agreement, subject to the terms and conditions set forth therein, to $75 million from $50 million, using the accordion feature of the Credit Agreement in its entirety. The Company expects to use the proceeds of any borrowings under the Credit Agreement as so increased for working capital and other general corporate purposes of the Company and its subsidiaries, subject to the terms and conditions set forth in the Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.        Financial Statements and Exhibits

(d)     Exhibits.

10.1   Amendment No. 1 to Credit Agreement, dated as of December 23, 2014, among Albany Molecular Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party thereto and each other Loan Party party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2014	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Michael M. Nolan
Name: Michael M. Nolan
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of December 23, 2014, among Albany Molecular Research, Inc., Barclays Bank PLC, as administrative agent and collateral agent, each Lender party thereto and each other Loan Party party thereto.

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